UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-41871	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sterling Plaza 2 3rd Floor 3545 Factoria Blvd SE
Bellevue, Washington		98006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. These forwarding looking statements include the impact new tariffs may have on global trade; our ability to grow and add new customers; our expectation that trade will continue to flow; our ability to respond quickly to changes in freight flow and to find solutions that will keep freight moving for our customers; our capability to handle changing policies; potential changes in the air and ocean market, including when the conflict in the Red Sea ends; and the impact of changes to de minimis laws; and our expectation that we can achieve a 30% efficiency target. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this filing speak only as of this date and the Company does not assume any obligation to update them except as required by law.

SELECTED QUESTIONS & ANSWERS

1.
When Jeff Musser took over as CEO in 2014 following founder Peter Rose’s retirement, management and the board conducted a “comprehensive strategic reassessment” with the goal of “refining [Expeditors’] focus.”

a.
Are management and the board planning a similar look inward and outward with the transition to Dan Wall as CEO this year?
b.
If so, in broad strokes what do you plan to dig into, and over what timeline would you expect to report high level findings to employees, shareholders, customers, and other stakeholders?

Embedded in our culture is a formal process for assessing our strategic plan at least annually, translating our priorities into specific initiatives and enablers such that everyone across our entire organization understands their role to make growth a leading priority. We expect to continue that process under Dan’s leadership, with a particular emphasis on areas of strategic opportunity, which may be based on geography or industry. Just as we have grown our business in Europe, where we are adding new customers, we are looking to grow and add new customers across all lines of our business globally. In his various executive roles, Dan has long been instrumental in driving those priorities forward. In that sense, there is no new restart. Our process will be a continuation of our ongoing assessment of what we need to prioritize to generate growth.

2.
Customs Brokerage and Other Services remains the single largest driver of Expeditors’ profits, generating roughly half of consolidated gross profit in 1Q25 and full year 2024.

a.
Please share a rough breakdown of the recent gross profit mix within Customs Brokerage and Other Services.

b.
Which services are experiencing the greatest growth in recent periods?

c.
Which services, if any, are under pressure?

d.
Which services do you feel are most at risk going forward into this uncertain trade environment?

Principally, this line item includes the following distinct services: Customs Brokerage, Import Services, Transcon, which consists of intra-continental ground transportation that includes time-definite less-than-truck and full-truck solutions, and Warehousing and Distribution. The growth rates and margins vary based on mix. For competitive and other reasons, we do not break out the specific product mix, but we have been very pleased with the performance and growth of each business. It is not our practice to speculate whether any of our services are at any greater risk than any other parts of our business because we are optimistic that trade will continue to flow over the long-term, despite the unpredictable trade environment, particularly from China to the United States.

3.
How does Expeditors price the core customs clearance/brokerage offering?

a.
Do extremely complex and uncertain trade environments like today’s give you an opportunity to raise pricing and recapture some of your costs of helping clients through this complexity?

b.
Is there a value-add consulting-like service you offer customers above and beyond the more transactional customs clearance, and if so is this service in high demand today?

We strategically invest in our customs brokerage business because we have long believed that it deepens our relationships with our customers. Because customs is deeply knowledge- and skills-based, importers tend to procure brokerage services strategically and manage their regulatory compliance with a broker partner they trust. As a result, these services go out to bid much less frequently than other parts of our business. As customs regulations continue to become ever more complex, these relationships become even more important, as customers look for highly trained, compliance-oriented service providers. Additional line items and classifications per-transaction may increase the complexity of a customs entry, but our ability to handle this additional complexity is part of the value that we add. We also offer value-added services through our Tradewin and Tradeflow consulting services, as well as our Onyx geopolitical/economic advisory group. As we called out in our recent financial results, customers often turn to us for our cross-border expertise, and we have held hundreds of industry update sessions with thousands of participants to keep current and potential customers abreast of the latest regulatory changes and solutions to get their freight where it needs to be. These near-daily sessions are probably the greatest series of marketing events in our company’s history.

4.
Can you elaborate/quantify on how much of the 1Q strength you believe was due to true underlying demand vs. front-loading tied to tariff concerns?

Truthfully, no. We know that certain customers did front-load goods, particularly from China to the United States, but we don’t know the overall degree to which this happened during the quarter, and it likely varied from customer to customer.

5.
How are you thinking about demand trends in 2Q given the pull-forward in 1Q?

We are ready for anything. That mentality is how we have always approached our ever-evolving industry. Our non-asset-based model, along with our wide-ranging global network, gives us enormous flexibility to respond quickly to changes in freight flows. We are watching each lane carefully to determine if and when we need to shift resources. Wherever freight moves, we will be there to handle it.

6.
Can you quantify the softness you're seeing in China-to-U.S. trade flows, what are you hearing from customers about future booking patterns? And are there any other trade lanes that can help offset the negative China-to-U.S. volume?

Despite the new 90-day pause that takes effect on May 14, 2025, we can all see that things are changing week by week if not day by day. The China-U.S. trade lane has long been very significant to our business, and we noted in our March 31, 2025 Form 10-Q, that we started to see China-to-U.S. ocean volumes declining. While the recent 90-day pause may stop or reverse those declines, and there are other lanes that may partially offset some of that volume loss, it is too early to see if that happens. As during so many disruptive events, such as the closing of the Red Sea or the pandemic dislocations, we will not be surprised when our talented and capable people are once again able to find flexible and creative solutions that will keep freight moving for our customers.

7.
You noted continued pressure on buy/sell yield spreads - how much further room is there for rates to decline, and when do you expect stabilization?

This is a very difficult question to answer because rates have been so volatile, and it is not our practice to speculate on the movement of rates going forward except to say that we expect them to remain volatile.

8.
How are you preparing operationally for a more restrictive trade policy environment, especially if tariffs increase further or trade tensions remain?

We are made for this, and our teams are fully capable of handling changing policies. The current trade environment is really only different in that there is so much unknown from day to day, requiring us to be even more flexible and to think faster. Even if the bulk of the trade uncertainty settles down, we foresee the continuation of increasing complexity throughout our service offerings.

9.
Other Costs as a percentage of net revenue has increased considerably in recent years, and was particularly high again in the first quarter. Rent & Occupancy is also increasing as a percentage of net revenue over the long term. What is behind these increases, and does the trend indicate a change in the underlying profitability of the business? With these expense lines now more significant, how do you balance achieving your longstanding operating efficiency target of 30% against your formulistic approach to paying out a percentage of your operating profit in bonuses?

Rent expense has increased as rents and related occupancy expenses have generally increased in many of the locations in which we operate, and we also have increased the square footage of our leasing to accommodate growth. Additionally, we are making significant investments in cybersecurity and other technology to protect, upgrade, and strengthen current systems, while also investing to deploy new and enhanced technology solutions. We believe those investments are essential and will benefit the company over the long term. While the 30% efficiency target has and will continue to fluctuate somewhat over time, we continue to believe that it is a realistic base expectation going forward, with the expectation that we should be able to make incremental increases over time. We believe our compensation model ensures that bonus expenses are proportionate to changes in operating income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	May 14, 2025	By:	/s/ BRADLEY S. POWELL
Bradley S. Powell, Senior Vice President and Chief Financial Officer